Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

BLUE WIRELESS & DATA, INC.

AND

GREG MARTIN and STEVEN BENAVIDES

FOR

DSG TECHNOLOGY, INC. d/b/a PANABAND

MARCH 15, 2005

Initials:

STOCK PURCHASE AGREEMENT

Date:	March 15, 2005

Sellers:	GREG MARTIN
6032 Canvas Back Dr., Frisco, TX 75034
fax: (214) 853-5538

STEVEN BENAVIDES
1740 Elmhurst Ct., Prosper, TX 75078
fax: (214) 853-5538

Buyer:	BLUE WIRELESS & DATA, INC.
3001 Knox St., Suite 401, Dallas, TX 75205
Contact: John W. Mills, III, COO

Company:	DSG TECHNOLOGY, INC. d/b/a PANABAND
4760 Preston Road, Suite 244-272, Frisco, Texas 75034

Interest:	100% of the equity ownership of Company, its capital accounts, all rights represented by such equity interests, and all goodwill associated therewith.

Consideration:	The “Consideration” shall be inclusive of all of the following:

	1.	A Convertible Debenture in the principal amount of $1,000,000, which is attached hereto as Exhibit 1; and
	2.	A Secured Promissory Note in the principal amount of $445,092, secured by a Stock Pledge Agreement, both of which are attached hereto as Exhibit 2.

Recitals

WHEREAS:

A.    The Company is engaged in the provision of broadband wireless Internet service.

B.    Sellers are the sole shareholders of the Company.

C.    Buyer wishes to pay Sellers the Consideration for the purchase of the Interest, and upon the terms and subject to the conditions set forth in this Agreement.

D.    Sellers wish to sell Buyer the Interest in exchange for the Consideration, and upon the terms and subject to the conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, including the Consideration as herein defined, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Sale and Purchase.  Subject to the terms and conditions herein set forth, and in reliance upon the representations, warranties and covenants contained herein, Buyer agrees to purchase the Interest from Sellers, and Sellers agree to sell the Interest to Buyer.

2.             Purchase Price.   The purchase price for the Interest shall be the issuance and delivery of the Consideration to Sellers.

3.             Closing.  Closing of the transaction contemplated herein (the “Closing”) shall take place at the offices of Buyer at 3001 Knox Street, Suite 401 in Dallas, Texas, at 3:00 P.M. on March     ,

2005, or at such other place, time and date as the parties may mutually agree in writing.  (The date on which the Closing is held shall be referred to in this Agreement as the “Closing Date.”).

a.     On or before the Closing, Seller shall deliver to Buyer:

i.              Fully executed Bill of Sale and Capital Lease Agreement (Exhibit 3);

ii.             Fully executed Confidentiality and Non-Compete Agreements (Exhibit 4);

iii.            All of the Company’s books of account and business records; including all tangible and intangible assets listed in the Exhibits to this Agreement, including but not limited to all passwords, access codes and keys.

iv.            The written resignations of all officers, directors and managers of the Company; and

v.             All of Seller’s stock or membership certificates (if any exist) in the Company, as may be referenced in Exhibit 16 hereto.

b.     At the Closing, Buyer shall deliver to Seller:

i.              Fully executed Bill of Sale and Capital Lease Agreement (Exhibit 3);

ii.             Fully executed Convertible Debenture (Exhibit 1);

iii.            Fully executed Secured Promissory Note (Exhibit 2); and

iv.            Cashier’s Check in the amount of $37,091.00, as the first payment under the Secured Promissory Note.

4.             Allocation of Purchase Price.  The parties agree that the purchase price shall be allocated as set forth in the Exhibits hereto and that the allocation shall be used by the parties in reporting the transaction contemplated by this Agreement for federal and tax purposes.

5.             Assumption of Debts.  Buyer shall assume on the Closing Date all duties and obligations of the Company pursuant to the contracts, agreements, leases, and payables described in the Exhibits hereto.  For any taxes due and payable as of the Closing Date, Seller shall provide Buyer, at closing with checks made out to the appropriate taxing authorities sufficient to fully pay all such tax obligations.  Thus, subject to Buyer delivering those checks to the appropriate taxing authorities, Seller attests that there are no other taxes payable as to the Company as of the Closing Date.

6.             Representations and Warranties of Sellers.  Sellers hereby represent and warrant to Buyer that:

a.     Sellers own all of the issued and outstanding equity ownership interests in the Company.

b.     Sellers are the sole and exclusive legal and beneficial owners of the Interest, free and clear of any and all liens, claims, and encumbrances, with full power to transfer the same as contemplated herein.

c.     The Company is a lawful corporation, validly existing and in good standing under the laws of the State of Texas.  To the best of Sellers’ knowledge, there are no pending actions or proceedings (i) to limit or impair the Sellers’ or the Company’s power to engage in business or (ii) to dissolve the Company.

d.     Sellers and/or the Company are not party to or bound by any contract, promissory note, agreement, commitment, or obligation, creating or securing indebtedness, obligations, or liabilities, a breach or default of which would be triggered by Sellers’ execution and delivery of this Agreement.

e.     Seller and the Company each has full power and authority to execute, deliver, and/or consummate this Agreement, subject to the conditions to Closing set forth in this Agreement. All reports and returns required to be filed by each with any government and regulatory agency with respect to this transaction have been properly filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, firm, or entity, including governmental authorities, is required of Seller or Company to consummate the transaction contemplated by this Agreement.

f.      No representations, warranty, or covenant made to Buyer in this Agreement nor any document, certificate, exhibit, or other information given or delivered to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading.

g.     The Company will not enter into any new contracts or agreements between the date of this Agreement and the Closing, except in the ordinary course of business.

h.     The Company is not in default or in violation of any law; regulation; court order; or order of any federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect its business or future prospects.

i.      The records and statements of the Company attached in the Exhibits hereto represent an accurate estimate of the Company’s current financial and legal condition.  Specifically, there are no liens, debts or claims against any of the properties and assets of the Company besides those listed in the Exhibits hereto.  Furthermore, regarding the Exhibits, Sellers make the following additional representations and warranties:

i.              Intangible Assets Exhibits 5 and 6 hereto comprise a true and complete list of all intangible assets, including all domain and trade names of the Company, other than those specifically referred to elsewhere in this Agreement, and the location of evidences of title to such intangible assets.

ii.             Fixed Assets   Exhibit 7 hereto is a true and complete list of all Fixed Assets (including all Furniture, Fixtures, Equipment and Supplies) of the Company.  The Company has good and marketable title to all of its assets and properties, tangible and intangible, which are material to the Company’s business and future prospects. All of these assets and properties constitute all of the assets and interests in assets that are used in the Company’s business.  Except as listed in the Exhibits hereto, all of these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, and restrictions. All tangible personal property of the Company is in good operating condition and repair, ordinary wear and tear excepted.

iii.            Inventories   Exhibit 8 hereto comprises a true and complete list of all inventories of the Company.  All inventories owned by the Company consist of items of a quality and quantity usable and saleable in the ordinary course of business by the Company and are of the stated value on the schedule provided in said Exhibit. All items included in the Inventories are the property of the Company.  No items included in the Inventories have been pledged as collateral or are held by the Company on consignment from others.  All of the Inventories are substantially free of defects.

iv.            Customer Lists   Exhibit 9 attached to this Agreement is a correct and current list of all active customers of the Company together with summaries of the customers’ rate plans and contract lengths.  Except as indicated in said Exhibit, neither the Company nor Sellers have information or is aware of any facts indicating that any of these customers intend to cease doing business with the Company or to materially alter the amount of the business that they are presently doing with the Company.

v.             Receivables and Payables Exhibit 10 hereto contains a true and correct list of all accounts receivable, notes receivable, accounts payable and notes payable of the Company.  All listed accounts and notes receivable of the Company, exclusive of any amount noted in said Exhibit as bad debt reserves on the books of the Company, are bona fide receivables, arose in the ordinary course of business by the Company, and require no further performance by the Company.  No material objection, claim, or offset has been made regarding the receivables and the receivables are current and collectible in the normal course of business without resort to litigation or the retention of collection services.

vi.            Claims   Except as disclosed in Exhibit 11 hereto, there are no pending, outstanding, or threatened claims; legal, administrative, or other proceedings, or suits, investigations, inquiries, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving the Company or any of the assets, properties, or business of the Company or any of the Company’s managers, members, or employees that will materially adversely affect the Company, its assets, properties, or business.  To the best of Sellers’ and the Company’s knowledge and belief, after conducting a due diligence investigation, there is no basis for any of these proceedings against any of the Company’s assets, properties, persons, or entities.  Sellers have furnished or made available to Purchaser copies of all relevant court papers and other documents relating to the matters set forth in said Exhibit.  Except as set forth in said Exhibit, neither Sellers nor the Company is presently engaged in any legal action to recover monies due the Company or for damages sustained by the Company.

vii.           Leases and Contracts   Exhibits 11 and 12 hereto contain true and correct lists, with copies when available, of all material oral and written leases, contracts or arrangements obligating the Company, including without limitation tower leases, equipment leases, capital leases, union contracts, guarantees, bids, commitments, joint venture or partnership agreements, contracts with municipalities, pledges and other security agreements, and copies of standard form customer contracts.  For purposes of this paragraph, the term “material contract” means: (i) one that, if in the ordinary course of business, obligates the Company in an amount in excess of $500.00, or if the aggregate total of all contracts from like transactions exceeds such amount; and (ii) one that, if not in the ordinary course of business, obligates the Company in an amount in excess of $300.00, or if the aggregate total of all such contracts for like transactions exceeds such amount.  Said Exhibit also includes the aggregate dollar value of all contracts that do not exceed such limits.  Buyer shall have the right to review any nonmaterial contract upon request.  Said Exhibit also sets forth a list of all persons or entities whose consents are required to be obtained under any contract with respect to the consummation of this transaction by Sellers and the Company.  Except as set forth in said Exhibit, the Company is not a party to, nor are Company’s assets and properties bound by, any distributor’s or manufacturer’s representative, agency agreement, output or requirements agreement, agreement not entered into in the ordinary course of business, indenture, lease, or any agreement that is unusual in nature, duration, or amount.  There is no default or event that with notice, lapse of time, or both will constitute a default by any party to any of the material contracts listed in said Exhibit.  The Company has not received any notice that any party to any of the contracts listed in said Exhibit intends to cancel or terminate any of the contracts or to exercise or not exercise any options under any of the contracts, unless stated therein.  Neither Sellers nor the Company is a party to, nor are Company’s assets or properties bound by, any contract that is materially adverse to the business, property or financial condition of the Company, unless stated therein.

viii.          Insurance Policies   Exhibit 14 hereto is a list and description of all insurance policies concerning the assets and properties of the Company.  All of these policies are in the respective principal amounts set forth therein.  The Company has maintained and now maintains insurance on all of the assets and properties of a type customarily insured, unless otherwise indicated in said Exhibit. The insurance covers property damage by fire or other casualty, as well as adequately protects against all normal liabilities, claims, and risks against which it is customary to insure.

ix.            Taxes   Exhibit 15 hereto comprises a true and complete list of all taxes owed by the Company.  All federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments (“Taxes”) that are due and payable by Company or by Sellers on behalf of the Company have been properly computed, duly reported, fully paid, and discharged.  Except as disclosed in the Exhibits hereto, and paid by Seller at closing under the terms hereof, there are no unpaid Taxes that are or could become a lien on the property or assets of the Company or require payment by the Company, except for current Taxes not yet due and payable.  All current Taxes not yet due and payable by the Company have been properly accrued on the balance sheets of the Company.  The Company has not incurred any liability for penalties, assessments, or interest under the Internal

Revenue Code.  No unexpired waiver executed by or on behalf of Company with respect to any Taxes is in effect.

7.             Representations, Warranties and Covenants of Buyer.  Buyer hereby represents and warrants to Sellers that:

a.     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and the United States, and it has all requisite power and authority to enter into, perform and carry out all of its duties and obligations in the transaction contemplated by this Agreement.

b.     The execution, delivery and performance of this Agreement and the consummation of the transaction on the part of Buyer contemplated hereunder have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement is (or will be when executed and delivered pursuant hereto) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

c.     Neither the execution and delivery of this Agreement by Buyer, nor Buyer’s compliance with any of the terms and provisions of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation of, or constitute a material default under its Bylaws or any other agreement, contract or commitment to which it is a party; nor will the performance by Buyer of its obligations hereunder violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Buyer is subject.

d.     Notwithstanding any other provision hereof, Buyer will not process, sell, lease or otherwise dispose of all or part of the assets of the Company, except inventory, identified as such herein, in the ordinary course of business, without the prior written consent of Sellers, which shall not be unreasonably withheld.

e.     Buyer will preserve the assets of the Company, keep same in good order and repair (at Buyer’s own risk of loss), and will not waste, destroy,  lose, allow to deteriorate (other than ordinary wear and tear), or materially modify the Company’s assets.

f.      Buyer will not transfer the stock of the Company to any other person or entity, or encumber said stock in any way, without the prior written consent of Sellers, which shall not be unreasonably withheld.

8.             Conditions Precedent to Buyer’s Obligations.  Buyer’s obligation to purchase the Interests under this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions:

a.     Seller shall execute and deliver to Buyer the form of the Bill of Sale attached hereto as Exhibit 3;

b.     Seller and all key employees of the Company and Seller, as identified by Buyer and Seller, shall execute and deliver to Buyer a confidentiality and non-competition agreement in substantially the forms attached hereto as Exhibit 4;

c.     Seller shall deliver to Buyer all of the Company’s books of account and business records; including all tangible and intangible assets listed in the Exhibits to this Agreement, including but not limited to all passwords, access codes and keys.

d.     Seller shall deliver to Buyer the resignations of all officers, directors and managers of the Company.

e.     Seller shall deliver to Buyer all of Seller’s stock or membership certificates (if any exist) in the Company, as may be referenced in Exhibit 16 hereto.

9.             Waiver.  Buyer may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, for the Seller’s breach of any of its representations, warranties, or covenants under this Agreement.

10.           Company’s and Sellers’ Indemnity.  For a period of one (1) year after the Closing, the Company and the Sellers shall indemnify and hold Buyer harmless from and against any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including interest, penalties, and reasonable attorney, expert witness and consultant fees), incurred by Buyer in connection with the Company’s or the Sellers’ breach of or failure to perform, any of their representations, warranties, or covenants in this Agreement.

11.           Buyer’s Indemnity.  Buyer shall indemnify and hold Seller, their successors and assigns, harmless from and against any and all claims, losses, demands, suits, judgments, costs, expenses, obligations, liabilities, damages, payments, recoveries and/or deficiencies of any kind and character whatsoever (including interest, penalties, reasonable attorney, expert witness and consultant fees) incurred by Seller in connection with the tower equipment and customer premise equipment more specifically set forth in Exhibit 12, hereto.

12.           Attorney Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement or any other agreement, document, contract, instrument or other writing entered into in connection herewith, because of an alleged dispute, breach, default, or misrepresentation, in connection with any of the provisions of this Agreement or such other writing, the successful or prevailing party shall be entitled to recover its reasonable attorney fees, and other costs and expenses, incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

13.           Loss and Liens. The risk of any loss, condemnation, or destruction of all or any part of the Company’s property prior to closing is upon the Sellers and/or the Company.  Sellers and/or the Company shall not place, permit, or cause to be placed any liens or encumbrances on the title to the Company’s property or the Interest from the date hereof through closing.

14.           No Marketing.   No employee, agent or representative of the Company or the Sellers may engage in marketing, nor consider offers for selling, transferring, pledging or otherwise encumbering or alienating the Interest prior to Closing.

15.           Notices.  In order to be effective all notices, consents, approvals and disapprovals (“Notice”) required by this Agreement must be in writing, signed by an officer or lawful agent of the party giving such Notice, and either (i) personally delivered; (ii) placed in the mail, properly addressed, with postage prepaid thereon; or (iii) deposited for delivery by a recognized, private overnight courier for next business morning delivery, properly addressed, and with the full waybill prepaid.  Notice shall be deemed received and effective on the earlier of the date actually received, or, if applicable, three (3) business days after being sent as specified in clause (ii) of this paragraph.  Notices must be addressed to the parties hereto at the addresses first stated above.

16.           Entire Agreement; Amendments.  Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this

Agreement, and neither of the parties is relying upon any statement or representation not contained in this Agreement.  This Agreement, including the Exhibit hereto, constitutes the entire understanding between the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties.  This Agreement may be amended only by a written instrument signed by the parties.

17.           Binding Effect; Permissibility of Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and all future shareholders of the Company.

18.           Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without reference to its conflict of laws rules.  Jurisdiction and venue shall reside exclusively in the courts of Dallas County, Texas.

19.           No Brokers.  Each party represents and warrants that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement, and that no broker or other person is entitled to any commission or finder’s fee in connection with this transaction.  Each party agrees to indemnify, defend and hold harmless the other party against any commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

20.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

21.           Covenant of Good Faith and Fair Dealing.  With regard to their respective obligations and commitments under this Agreement, each of Buyer, Sellers and the Company covenants that it shall act in good faith and deal fairly with the other party.

22.           Reasonable Cooperation.  Each party hereto agrees to execute and deliver such instruments and take such other action as the other party may reasonably request in order to carry out the intent of this Agreement.

23.           Equitable Remedies.  In the event of any breach of this Agreement, the provisions of this Agreement may be enforceable in a court of equity by a decree of specific performance.  Any equitable remedy shall not be exclusive and shall be in addition to any other remedy available.

24.           Power to Bind.  A responsible officer of the Company and the Buyer has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company and the Buyer to execute it.

25.           Plurality   When the context requires, singular nouns and pronouns include the plural.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on and effective as of the Date first set forth herein.

SELLERS:

/s/ Greg Martin	/s/ Steven Benavides
GREG MARTIN	STEVEN BENAVIDES

BUYER:

/s/ John W. Mills, III
BLUE WIRELESS & DATA, INC.
John W. Mills, III, COO

AGREED AND ACCEPTED:

COMPANY:

/s/ Greg Martin
DSG TECHNOLOGY, INC. d/b/a PANABAND
Greg Martin, CEO